UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 17, 2012
Spherix Incorporated
(Exact name of registrant as specified in its charter)

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Delaware	0-5576	52-0849320

(Address of principal executive offices) 6430 Rockledge Drive, Suite 503, Bethesda, Maryland		(Zip Code) 20817

Registrant’s telephone number, including area code		301-897-2540

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03      Amendments to Articles of Incorporation or Bylaws;  Change in Fiscal Year.

On December 17, 2012, Spherix Incorporated (the “Company”) filed a Certificate of Amendment to its Certificate of Incorporation, as amended (the “Certificate of Amendment”), to effect an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the total number of shares of (i) Common Stock that the Company has the authority to issue from 2,500,000 shares to 50,000,000 shares and (ii) Preferred Stock that the Company has the authority to issue from 2,000,000 shares to 5,000,000 shares.

Item 8.01      Other Events.

Effective December 17, 2012, the Spherix Incorporated 2012 Equity Incentive Plan (the “Plan”) became effective.  The Plan was adopted by the Company’s Board of Directors on November 13, 2012;  approved by Company stockholders owning a majority of the issued and outstanding Common Stock on November 15, 2012;  and described in an Information Statement provided to all Company stockholders dated November 26, 2012 and filed with the Securities and Exchange Commission (the “Information Statement”).  The Plan reserves 150,000 shares of the Company’s Common Stock for future issuance via awards of stock options and stock grants.  A copy of the Plan is attached to the Information Statement.

Effective December 17, 2012, the Series B Warrants issued in the Company’s November 2012 private placement transaction became exercisable and effective.  The issuance of shares of Common Stock pursuant to the future exercise of these warrants was approved by stockholders owning a majority of the issued and outstanding Common Stock on November 15, 2012 and described in the Information Statement.

Section 9 – Financial Statements and Exhibits

Item 9.01      Financial Statements and Exhibits

Exhibit
Number                                Description

3.1	Certificate of Amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spherix Incorporated
(Registrant)

By:

/s/ Robert L. Clayton
Robert L. Clayton, CFO

Date:  December 17, 2012